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EXHIBIT A

                             JOINT FILING AGREEMENT
                             ----------------------

In accordance with Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the attached
Schedule 13G, and any and all amendments thereto, and expressly authorize AMVESCAP PLC, as the ultimate parent company of each of its undersigned subsidiaries, to file such Schedule 13G, and any and all amendments thereto, on behalf of each of them.


Dated: December 29, 2005               AMVESCAP PLC

                                       By: /s/ Kevin M. Carome
                                          ----------------------------
                                       Name:  Kevin M. Carome
                                       Title: General Counsel


                                       INVESCO Private Capital, Inc.

                                       By: /s/ Jeffrey Kupor
                                          ----------------------------
                                       Name:  Jeffrey Kupor
                                       Title: General Counsel


                                       INVESCO Institutional (N.A.), Inc.

                                       By:  /s/ Jeffrey Kupor
                                          ----------------------------
                                       Name:  Jeffrey Kupor
                                       Title: General Counsel